CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the incorporation by reference of our report dated December 13, 2005 relating to the financial statements and financial highlights of Edgar Lomax Value Fund, a series of the Advisors Series Trust.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is also incorporated by reference into the Registration Statement.

                                                                                    TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 24, 2006